UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2012

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 13, 2012, MetLife, Inc. (the “Company”) issued $750 million aggregate principal amount of its 4.125% Senior Notes due 2042 (the “Senior Notes”). The Senior Notes were issued pursuant to the Senior Indenture, dated as of November 9, 2001 (incorporated by reference to Exhibit 4.1(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011), between the Company and The Bank of New York Mellon Trust Company, N.A., (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)) as trustee (the “Trustee”), as supplemented by the Twenty-Third Supplemental Indenture, dated as of August 13, 2012, with respect to the Senior Notes (attached hereto as Exhibit 4.1 and incorporated herein by reference).

The Senior Notes were offered and sold pursuant to the shelf registration statement on Form S-3 (File No. 333-170876), filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 30, 2010, and a prospectus supplement related to the Senior Notes dated August 8, 2012 (filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933).

Item 8.01.	Other Events

A copy of the opinion letter of Willkie Farr & Gallagher LLP, relating to the validity of the Senior Notes is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits

4.1	Twenty-Third Supplement Indenture, dated as of August 13, 2012, between the Company and the Trustee.

4.2	Form of Senior Note (included as Exhibit A to Exhibit 4.1 above).

5.1	Opinion Letter of Willkie Farr & Gallagher LLP relating to the validity of the Senior Notes.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase

Name:	Christine M. DeBiase
Title:	Vice President and Secretary

Date: August 13, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

4.1	Twenty-Third Supplement Indenture, dated as of August 13, 2012, between the Company and the Trustee.

4.2	Form of Senior Note (included as Exhibit A to Exhibit 4.1 above).

5.1	Opinion Letter of Willkie Farr & Gallagher LLP relating to the validity of the Senior Notes.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 above).